UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 16, 2004

Date of Report (Date of Earliest Event Reported)

MAC-GRAY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-13495	04-3361982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22 Water Street
Cambridge, MA 02141

(Address of principal executive offices)

(617) 492-4040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On January 16, 2004, Mac-Gray Corporation, a Delaware corporation (“Mac-Gray”), acquired the eastern U.S. operations of Web Service Company, a laundry facilities contractor headquartered in Redondo Beach, California (“Web”).  Under the terms of an Asset Purchase Agreement between Mac-Gray and Web dated as of January 16, 2004 (the “Purchase Agreement”), Mac-Gray purchased substantially all of Web’s laundry facilities management assets in 13 eastern and southeastern states and the District of Columbia.  The purchased assets include principally route equipment, inventory and laundry facility contracts.  The purchase price consisted of $39.035 million in cash and the transfer by Mac-Gray to Web of certain Mac-Gray laundry route equipment and related contracts in several western states valued at approximately $2 million.  The purchase price is subject to certain post-closing adjustments.  The cash purchase price was funded by borrowings under Mac-Gray’s senior secured credit facility with a bank group led by Citizens Bank of Massachusetts.

The Purchase Agreement was negotiated at arm’s length between representatives of Mac-Gray and representatives of Web.  A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference in its entirety.  As of January 19, 2004, Web owned approximately 8.3% of Mac-Gray’s outstanding shares of common stock.

Concurrent with the Web acquisition, Mac-Gray and its subsidiaries, Mac-Gray Services, Inc. and Intirion Corporation, entered into a Second Amendment to Revolving Credit and Term Loan Agreement, dated as of January 16, 2004, with Citizens Bank of Massachusetts, BankNorth, N.A., KeyBank, N.A., HSBC Bank USA, Eastern Bank and Cambridge Savings Bank (the “Amended Credit Agreement”).  The Amended Credit Agreement increased the size of Mac-Gray’s senior secured credit facility from $80 million to $105 million, consisting of a $70 million three-year revolving credit line and a $35 million five-year term loan.  A copy of the Amended Credit Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference in its entirety.

On January 20, 2004, Mac-Gray issued a press release announcing the acquisition.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference in its entirety.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of the Business Acquired.

The financial statements required to be filed as part of this report will be filed by Mac-Gray by amendment to this report no later than March 31, 2004.

(b)  Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this report will be filed by Mac-Gray by amendment to this report no later than March 31, 2004.

(c) Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Asset Purchase Agreement, dated as of January 16, 2004, between Mac-Gray Corporation and Web Service Company (1)

10.1	Second Amendment to Revolving Credit and Term Loan Agreement dated as of January 16, 2004

99.1	Press release of Mac-Gray Corporation issued on January 20, 2004

(1)  The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Mac-Gray will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: January 28, 2004	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of January 16, 2004, between Mac-Gray Corporation and Web Service Company (1)
10.1	Second Amendment to Revolving Credit and Term Loan Agreement dated as of January 16, 2004
99.1	Press release of Mac-Gray Corporation issued on January 20, 2004

(1)  The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Mac-Gray will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.